Exhibit 10.L1


                            VIAD CORP

                 PERFORMANCE UNIT INCENTIVE PLAN

         PURSUANT TO THE VIAD 1997 OMNIBUS INCENTIVE PLAN

1.   PURPOSE

     The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining designated key executives of the Corporation and its Affiliates through a system of cash rewards for the accomplishment of long-term predefined objectives.

2.   DEFINITIONS

     The following definitions are applicable to the Plan:

          "Affiliate" - Any "Parent Corporation" or "Subsidiary Corporation" of the Corporation as such terms are defined in Section 425(e) and (f), or the successor provisions, if any, respectively, of the Code (as defined herein).

          "Award" - The grant by the Committee of a Performance
          Unit or Units as provided in the Plan.

          "Board" - The Board of Directors of Viad Corp.

          "Code" - The Internal Revenue Code of 1986, as amended, or its successor general income tax law of the United
          States.

          "Committee" - The Human Resources Committee of the
          Board.

          "Corporation" - Viad Corp.

          "Participant" - Any executive of the Corporation or any of its Affiliates who is selected by the Committee to receive an Award.

          "Performance Period" - The period of time selected by the Committee for the purpose of determining performance goals and measuring the degree of accomplishment. Generally, the Performance Period will be a period of three successive fiscal years of the Corporation.

          "Performance Unit Award" - An Award.

          "Plan" - The Performance Unit Incentive Plan of the
          Corporation.

          "Unit" - The basis for any Award under the Plan.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Units to be subject to Awards generally, as well as to individual Awards granted under the Plan; iii) determine the targets that must be achieved in order for the Awards to be payable and the other terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4.   PERFORMANCE GOALS

     The Performance Unit Incentive Plan is intended to provide
     Participants with a substantial incentive to achieve or surpass two pre-defined long-range financial goals which have been selected because they are key factors (goals) in increasing shareholder value. The first goal for CORPORATE and TRAVELERS EXPRESS COMPANY Participants is Average Three-Year Return on Equity and for other Subsidiary Participants is Average Three-Year Return on Capital (Assets). A minimum
     (threshold) Return on Capital (Assets) or Return on Equity target will be established and must be met or exceeded before the Net Income Growth target can produce earned awards. Further, there cannot be a year when a Subsidiary's net income is down from the prior year or the threshold will not be met.

     The second goal for each SUBSIDIARY Participant principally emphasizes growth in Average Three-Year Net Income.

     The second goal for Corporate Participants also emphasizes Growth in Average Three-Year Net Income but the target will be based on income per share from continuing operations, the most appropriate measure in increasing shareholder value.

5.   DETERMINATION OF TARGETS

     A.   AVERAGE THREE-YEAR SUBSIDIARY RETURN ON CAPITAL
          (ASSETS) (EXCEPT TRAVELERS EXPRESS)

          Return on Capital (Assets) calculations will be made by dividing each year's net income after taxes by the average quarterly (beginning of year and each quarter-end, including year-end), total assets. Consideration will be given to any known or anticipated changes, and an appropriate weighted average annual Return on Capital (Assets) target for the three-year Performance
          Period will be established, taking into account all factors mentioned as well as the three-year Performance
          Period Financial Plan, including year-by-year Return on
          Capital (Assets) (on the same basis as previously described), overall Corporate objectives and, where appropriate, other circumstances. Intercompany amounts will be excluded from Capital (Assets). Cash and marketable securities will be included, except for Brewster Transport's investments on behalf of its Canadian parent companies. Accounts receivable sold will be reinstated as Capital (Assets) so that all accounts receivables are included and returns will not be affected by fluctuations in sold receivables.
          Capitalized value of leases entered into during the Performance Period for major assets (whether a sale-leaseback or a new lease) will be added to Capital
          (Assets) to properly include such assets, whether owned or leased. Major construction in process projects, which qualify for capitalization of interest under FASB rules, shall not be included in Capital (Assets) until operational (e.g. Banc One Ballpark - Restaura).
          Finally, classifications of assets must be consistent with previous years' practices.

     B.   AVERAGE THREE-YEAR RETURN ON EQUITY (TRAVELERS EXPRESS)

          Return on Equity calculations for Travelers Express will be made by dividing each year's net income after taxes by the average quarterly (beginning of year and each quarter-end, including year-end) equity. Consideration will then be given to any known or anticipated changes in equity structure and available industry data, and an appropriate weighted average annual Return on Equity target for the three-year Performance Period will be established, taking into account all factors mentioned as well as the three-year Performance Period Financial Plan year-by-year Return on Equity (on the same basis as previously described), overall Corporate objectives and, where appropriate, other circumstances. Unplanned changes in unrealized securities gains and losses, an element of stockholder's equity pursuant to SFAS No. 115, are to be excluded in determining equity amounts to be used in the calculation of actual Return on Equity hereunder.

     C.   AVERAGE THREE-YEAR VIAD RETURN ON COMMON STOCKHOLDERS'
          EQUITY

          Return on common stockholders' equity calculations will be made for Viad Corp by dividing each year's net income after taxes less preferred dividend requirements by the year's monthly average of common stockholders' equity (return on common equity). Consideration will then be given to any known or anticipated changes in equity structure and to relevant industry data, and an appropriate weighted average annual Return on Equity target for the three-year Performance Period will be established taking into account all factors mentioned as well as the three-year Performance Period Financial Plan year-by-year return on equity (on the same basis as previously described), overall Corporate objectives and, where appropriate, other circumstances. Similar to the Travelers Express Return on Equity definition above, unplanned changes in unrealized securities gains and losses are to be excluded in calculating actual Viad return on Equity hereunder, along with unplanned changes in unrealized foreign currency translation adjustments.

     D.   AVERAGE THREE-YEAR GROWTH IN SUBSIDIARY EARNINGS

          An appropriate average three-year net income target for the Performance Period for each Subsidiary Company will be established taking into account historical income, financial plan income for the Performance Period, overall Corporate objectives, and if appropriate, other
          circumstances.   An appropriate range of values above
          and below such target will then be selected to measure achievement above or below the target.

     E.   AVERAGE GROWTH IN THREE-YEAR VIAD INCOME PER SHARE

          An appropriate average three-year "Income Per Share" from continuing operations target for Viad Corp will be established after considering historical income per share from continuing operations, financial plan income for the Performance Period, overall Corporate objectives and, if appropriate, other circumstances.
          An appropriate range of values above and below such target will then be selected to measure achievement above or below the target.

     F.   ESTABLISHING TARGETS

          The appropriate targets, range of values above and below such targets and the Performance Period to be used as a basis for the measurement of performance for Awards under the Plan will be determined by the Committee no later than 90 days after the beginning of each new Performance Period during the life of the Plan, after giving consideration to the recommendations of the Chief Executive Officer of Viad Corp. Performance Units will be earned based upon (1) achieving the minimum (threshold) Return on Equity or Capital (Assets) Target and (2) the degree of achievement of the net income or income per share target over the Performance Period following the date of grant. Earned Units can range, based on operating performance, from 0% to 200% of the target Units.

6.   OTHER PLAN PROVISIONS

     Subsidiary net income and Viad income per share from continuing operations are determined before extraordinary items, effects of changes in accounting principles or a change in federal income tax rates after the target has been set. (For example, new FASB release on Earnings per share to be effective for periods after December 15, 1997 but not considered when targets were set). Reclassification of a major business unit to discontinued operations status after targets have been set would also require adjustment because of effect on Viad continuing operations results. While gains on disposition of a business would normally not be included in determining income per share, in the event of the sale of a subsidiary or major business unit, a portion of gain would be included for the difference between the sold unit's planned net income for the performance period and actual results to date of sale plus calculated interest savings on proceeds for the balance of the performance period, so that actual results are not penalized for selling a business.

     There will be an addback to actual net income for any additional intercompany interest cost (net of tax) incurred by a subsidiary as the result of any special dividend paid (in excess of 100% of net income for a year) during the applicable performance period. In addition, an addback to actual net income will be allowed for any increased cost to a subsidiary for an increase in the formula allocation of corporate overhead over amounts included in the Plan/Forecast at the beginning of the applicable performance period.

     Incentives to be paid under this Plan must be deducted from the subsidiary corporation's earnings during the Performance Period (generally in the third year, when the amounts to be paid can be reasonably estimated). Goals must be achieved after deducting from actual results all incentive compensation applicable to such performance periods, including those incentives earned under this Plan.

7.   RANGE OF PERFORMANCE AWARDS

     The range of values for the Corporation's or a Subsidiary Company's net income or income per share performance is set at a minimum of 80% of target for threshold and capped at 120% of the target. Notwithstanding the foregoing, targets may be established for threshold within the range of above 80% up to and including 95% and for maximum within the range of below 120% down to 105%, as may be designated by the Committee; however, the Committee may, when appropriate, adjust such ranges upward or downward.

     Performance Units will be earned based upon meeting or exceeding the minimum (threshold) Return target and the degree of achievement of the pre-defined net income
     (subsidiary) or income per share from continuing operations
     (Viad Corp) goals.

               PERFORMANCE UNIT AWARD ILLUSTRATION:


Return Threshold Met   No (1)     Yes      Yes  Yes  Yes  Yes  Yes  Yes  Yes

% of Net Income/Income
per Share Target
Achieved (Illustration
Assumes Target at
100% reflects 10%
compounded annual
growth) (2)       (1)   95.5%  97.0%  98.5%     100%     102% 104% 106% 108%

Percent of Award
Earned            0%(1) 25%     50%    75%     100%       125% 150% 175% 200%


(1) Unless performance period Return threshold has been met, and for subsidiaries, each year's net income exceeds prior year, no award can be earned regardless of achievement against average
       Income target.

(2) Percent of award earned will be interpolated when falling between the 25% increments.


8.     PARTICIPANT ELIGIBILITY

  Personnel will be eligible for participation as recommended by the Viad Corp, Chief Executive Officer for approval by the Committee no later than 90 days after the beginning of each new Performance Period during the life of the Plan, limited only to those key executives who contribute in a substantial measure to the successful performance of the
  Corporation or its Affiliates.   The Chief Executive Officer
  will recommend for approval by the Committee which Affiliates among its Affiliates should be included in the Plan.

9.     AWARD DETERMINATION

  The number of Units to be awarded will be determined, generally, by multiplying a factor times the Participant's annual base salary in effect at the time the Award is granted and dividing the result by the average of the high and low of the Corporation's Common Stock on the date of approval of the grant by the Committee. The Award factor will be recommended by the Chief Executive Officer of Viad Corp for approval by the Committee annually no later than 90 days after the beginning of each new performance period.
  The Committee may adjust the number of Units awarded in its discretion.

10.    GENERAL TERMS AND CONDITIONS

  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Units and to provide the terms and conditions (which need not be identical among Participants) thereof. Without limiting the generality of the foregoing, the Committee may specify a Performance Period of not less than two years or not more than five years, rather than the three-year Performance Period provided for above, and such time period will be substituted as appropriate to properly effect the specified Performance Period. No Participant or any person claiming under or through such person shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all the terms, conditions, and provisions of the Plan and its approved administrative requirements that affect such Participant or such other person shall have been complied with. Nothing contained in the Plan or its Administrative Guidelines shall (i) require the Corporation to segregate cash or other property on behalf of any Participant or (ii) affect the rights and power of the Corporation or its Affiliates to dismiss and/or discharge any Participant at any time.

  Any recapitalization, reclassification, stock split, stock dividend sale of assets, combination or merger not otherwise provided for herein which affects the outstanding shares of Common Stock of the Corporation or any other change in the capitalization of the Corporation affecting the Common Stock shall be appropriately adjusted for by the Committee or the Board, and any such adjustments shall be final, conclusive and binding.

11.    PAYMENTS OF AWARDS

  (a) Performance Unit Awards which may become payable under this Plan shall be calculated as determined by the Committee but any resulting Performance Unit Award payable shall be subject to the following calculation: each Unit payable shall be multiplied by the average of the daily means of the market prices of the Corporation's Common Stock during the month following the Performance Period. Performance Unit Awards earned will be determined as of the third Thursday of February following the close of the Performance Period and distribution of the Award will be made within ninety (90) days following the close of the Performance Period. For those Executive Officers affected by Section 162(m) of the Internal Revenue Code, awards will be subject to discretionary downward adjustment by the Committee.

  (b) Performance Unit Awards granted under this Plan shall be payable during the lifetime of the Participant to whom such Award was granted only to such Participant; and, except as provided in (d) and (e) of this Section 7, no such Award will be payable unless at the time of payment such Participant is an employee of and has continuously since the grant thereof been an employee of, the Corporation or an Affiliate. Neither absence on leave, if approved by the Corporation, nor any transfer of employment between Affiliates or between an Affiliate and the Corporation shall be considered an interruption or termination of employment for purposes of this Plan.

  (c) Prior to the expiration of the Performance Period, all Participants will be provided an irrevocable option to defer all or a portion of any earned Performance Unit Award, if there be one but not less than $1,000, in written form as prescribed by the Board under the provisions of a deferred compensation plan for executives of the Corporation and its Affiliates, if one be adopted.

  (d) If a Participant to whom a Performance Unit Award was granted shall cease to be employed by the Corporation or its Affiliate for any reason (other than death, disability, or retirement) prior to the completion of any applicable Performance Period, said Performance Unit Award will be withdrawn and subsequent payment in any form at any time will not be made.

  (e) If a Participant to whom a Performance Unit Award was granted shall cease to be employed by the Corporation or its Affiliate due to early, normal, or deferred retirement, or in the event of the death or disability of the Participant, during the Performance Period stipulated in the Performance Unit Award, such Award shall be prorated for the period of time from date of grant to date of retirement, disability or death, as applicable, and become payable within ninety (90 days) following the close of the Performance Period to the Participant or the person to whom interest therein is transferred by will or by the laws of descent and distribution. Performance Unit Awards shall be determined at the same time and in the same manner (except for applicable proration) as described in Section 11(a).

  (f) There shall be deducted from all payment of Awards any taxes required to be withheld by any Federal, State, or local government and paid over to any such government in respect to any such payment.
12.    ASSIGNMENTS AND TRANSFERS

  No award to any Participant under the provisions of the Plan may be assigned, transferred, or otherwise encumbered except, in the event of death of a Participant, by will or the laws of descent and distribution.

13.    AMENDMENT OR TERMINATION

  The Board may amend, suspend, or terminate the Plan or any portion thereof at any time provided, however, that no such amendment, suspension, or termination shall invalidate the Awards already made to any Participant pursuant to the Plan, without his consent.

14.    EFFECTIVE DATE

  The Plan shall be effective January 1, 1997, provided however, that any Award made under this Plan is subject to the approval of the Viad 1997 Omnibus Incentive Plan by the stockholders of Viad Corp.